                             BEYOND.COM CORPORATION

                CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                JUNE 30, 2000
                                                                    --------------------------------------
                                                                      ACTUAL      PRO FORMA      UNAUDITED
                                                                                 ADJUSTMENTS     PRO FORMA
                                                                    ---------------------------------------
Current assets:
  Cash, cash equivalents and short-term investments................. $  42,599    $        --     $   42,599
  Accounts receivable, net .........................................    20,970             --         20,970
  Prepaid partnership agreements ...................................       845             --            845
  Prepaid expenses and other current assets ........................     2,318             --          2,318
  Cost of deferred revenue .........................................    18,892             --         18,892
                                                                     ---------      ---------      ---------
Total current assets ...............................................    85,624             --         85,624
Non-current assets:
Property and equipment, net ........................................    13,101             --         13,101
Deposits and other non-current assets ..............................     7,274             --          7,274
Goodwill and other intangible assets, net ..........................    80,626             --         80,626
                                                                     ---------      ---------      ---------
Total assets ....................................................... $ 186,625      $      --      $ 186,625
                                                                     =========      =========      =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ................................................. $  30,656      $      --      $  30,656
  Accrued employee expenses ........................................     3,443             --          3,443
  Other accrued liabilities ........................................     5,010             --          5,010
  Current obligation under capital leases ..........................        28             --             28
  Deferred revenue .................................................    20,113             --         20,113
                                                                     ---------      ---------      ---------
Total current liabilities ..........................................    59,250             --         59,250
Non-current obligations under capital leases .......................        --             --             --
Convertible notes payable:
  10 7/8 Convertible Subordinated Notes due 2003 ...................        --         17,167 (1)     17,167
  7 1/4 Convertible Subordinated Notes due 2003  ...................    63,250        (62,343)(1)        907
Stockholders' equity:
  Common stock .....................................................   296,672             --        296,672
  Donated Capital ..................................................     1,038             --          1,038
  Deferred compensation ............................................      (427)            --           (427)
  Other comprehensive income .......................................        44             --             44
  Accumulated deficit ..............................................  (233,202)        45,176 (1)   (188,026)
                                                                     ---------      ---------      ---------
Total stockholders' equity .........................................    64,125         45,176 (1)    109,301
                                                                     ---------      ---------      ---------

Total liabilities and stockholders' equity ......................... $ 186,625      $      --      $ 186,625
                                                                     =========      =========      =========

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(1) Adjustments relate to the exchange of 10 7/8% Convertible Subordinated Notes due December 1, 2003 for 7 1/4% Convertible Subordinated Notes due December 1, 2003 resulting in an extraordinary gain of approximately $45,176,000 which is reflected in the decrease in accumulated deficit. The fair market value of the 10 7/8% Convertible Subordinated Notes was derived using the closing stock price of $1.1875 on September 11, 2000.